UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2022

NightHawk Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	NHWK	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 7, 2022, NightHawk Biosciences, Inc. (the “Company”) entered into an amendment (the “Wolf Amendment”) to the Employment Agreement, dated as of January 4, 2021 by and between the Company and Jeffrey Wolf. Pursuant to the Wolf Amendment, Mr. Wolf’s base salary was increased to $575,000 (the “Wolf Base Salary”) and his bonus target was increased to 55% of the Wolf Base Salary. In addition, on December 7, 2022, based upon the recommendations and guidance of the independent third party compensation consultant retained by the Board of Directors’ Compensation Committee, Mr. Wolf was awarded a ten-year option to purchase 2,843,137 shares of common stock, at an exercise price of $1.02 (the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of the grant), of which one third vests on January 3, 2023 and the balance vests monthly on a pro rata basis for thirty-six months.

Effective December 7, 2022, the Company entered into an amendment (the “Ostrander Amendment”) to the Employment Agreement, dated as of January 1, 2022 by and between the Company and William Ostrander. Pursuant to the Ostrander Amendment, Mr. Ostrander’s base salary was increased to $375,000 (the “Ostrander Base Salary”) and his bonus target was increased to 40% of the Ostrander Base Salary. In addition, on December 7, 2022, based upon the recommendations and guidance of the independent third party compensation consultant retained by the Board of Directors’ Compensation Committee, Mr. Ostrander was awarded a ten-year option to purchase 490,196 shares of common stock at an exercise price of $1.02 (the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of the grant), of which one third vests on January 3, 2023 and the balance vests monthly on a pro rata basis for thirty-six months.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Jeff Wolf Employment Agreement with the Company dated as of December 7, 2022
10.2	Amendment No. 1 to William Ostrander Employment Agreement with the Company dated as of December 7, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2022	NightHawk Biosciences, Inc.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer